                                                                    EXHIBIT (21)

                                  SUBSIDIARIES

                                                State or Jurisdiction
Name of Subsidiary(1)                              of Incorporation
---------------------                           ---------------------
Helvetia Coal Company                                Pennsylvania
Keystone Coal Mining Corporation                     Pennsylvania
Rochester & Pittsburgh Coal Co.
(Canada) Limited                                     Canada
  Cargo Dockers Ltd.(2)                              Canada
  Cordin Ltd.(3)                                     Canada
United Eastern Coal Sales Corporation                Pennsylvania
  The White Star Coal Co., Inc.(4)                   New York
RFC Fuel Corporation                                 New York
Leatherwood, Inc.                                    Pennsylvania
Westco Coal Company                                  Pennsylvania
  Kent Coal Mining Company(5)                        Pennsylvania
  O'Donnell Coal Company(5)                          Pennsylvania
  Pyrra Mining Company(5)                            Pennsylvania
Jeffco Coal Company                                  Pennsylvania
  DSB Company(6)                                     Pennsylvania
  Maud Mining Company(6)                             Pennsylvania
  Mary Margaret Mining Company(6)                    Pennsylvania
Subco, Incorporated                                  Pennsylvania
  Church Street Holdings, Inc.(7)                    Delaware
  Allegheny Highlands Realty Company(7)              Pennsylvania
  Cowanshannock Coal Company, Inc.(8)                Pennsylvania
  Young Township Coal Company, Inc.(8)               Pennsylvania
New Century Holdings, Inc.                           Delaware
  Eighty-Four Mining Company(9)                      Pennsylvania
  Lucerne Land Company(9)                            Pennsylvania

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(1)   All subsidiaries do business under the name as listed.

(2)   Subsidiary of Rochester & Pittsburgh Coal Co. (Canada) Limited.

(3) This corporation is a nonoperating subsidiary of Rochester & Pittsburgh Coal Co. (Canada) Limited.

(4)   Subsidiary of United Eastern Coal Sales Corporation.

(5)   Subsidiary of Westco Coal Company.

(6)   Subsidiary of Jeffco Coal Company.

(7)   Subsidiary of Subco, Incorporated.

(8)   These corporations are nonoperating subsidiaries of Subco, Incorporated.

(9)   Subsidiary of New Century Holdings, Inc.